Energizer Resources Closes C$7.3 Million Financing

TORONTO, ONTARIO (Jan. 15, 2014) - Energizer Resources Inc. (TSX:EGZ)(OTCQX:ENZR)(FRANKFURT:YE5) ("Energizer" or the "Company") announces, further to the Company's press releases dated November 21, 2013 and December 31, 2013 that the previously announced private placement brokered and non-brokered offering of subscription receipts ("Subscription Receipts") of the Company (the "Offering") has now closed. Each Subscription Receipt issued pursuant to the Offering was sold at a price of C$0.12 and was exercised, without additional consideration, on closing, for one common share ("Common Share") and one half of one purchase warrant (each whole warrant, a "Warrant"). Each Warrant has an exercise price of C$0.18 and a term of 36 months following the date of issue, except for those Warrants issued to insiders which have a term of 18 months following the date of issue. The Offering raised gross proceeds of C$7,344,488 on the sale of 61,204,067 Subscription Receipts resulting in 61,204,067 Common Shares and 30,602,034 Warrants.

Management and employees of Energizer subscribed a total of C$501,000 in this private placement. GMP Securities L.P. acted as agent under the brokered offering.

In connection with the offering, the Company paid cash commissions totalling C$407,609 and issued 3,396,744 broker warrants. Each broker warrant entitles the holder to acquire one Common Share of Energizer at an exercise price of C$0.14 for a term of 18 months following the date of issue.

The net proceeds from the Offering will be used primarily to fund a bankable feasibility study in respect of the Company's Molo flaked Graphite Project in Madagascar, to satisfy in part the due-diligence requirements of certain financial institutions that have expressed an interest in providing mine and equipment financing during development. Funds will also be used for general working capital purposes, including generating additional quantities of graphite concentrate for product evaluation and marketing. Marketing efforts will continue to be undertaken in the coming months to enhance the profile and appeal of the project to potential strategic partners and the investing public.

All securities issued in connection with the Offering will be subject to a minimum six-month hold period.

The Company has obtained conditional approval from the Toronto Stock Exchange (the "TSX") for the listing of all Common Shares issued or issuable pursuant to the Offering (including those underlying the Warrants). The Offering is subject to receipt of final approval of the TSX.

About Energizer Resources

Energizer Resources Inc. is a mineral exploration and development company based in Toronto, Canada, which is focused on developing its 100%-owned flagship Molo flaked Graphite Project located near Fotadrevo, in southern Madagascar.

For more information, please visit our website at www.energizerresources.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Energizer Resources Inc. Examples of forward-looking statements in this press release include statements regarding the anticipated timing of the completion of the Offering and the Escrow Release Conditions. These statements are only predictions based on the Company's current expectations and projections about future events. Although the Company believes the expectations reflected in such forward-looking statements, and the assumptions upon which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct. Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company's actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

Energizer Resources Inc.
Brent Nykoliation
Senior Vice President, Corporate Development
Toll Free: 800.818.5442 or 416.364.4911

Energizer Resources Inc.
Craig Scherba
President and COO
Toll Free: 800.818.5442 or 416.364.4911
info@energizerresources.com
www.energizerresources.com